UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

________________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (310) 302-5600

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01  Other Events.

On June 19, 2009, FirstFed Financial Corp. (the "Company") issued a press release announcing that it has commenced cash tender offers and consent solicitations for any and all of its outstanding senior debt securities.  The terms and conditions of the tender offers and consent solicitations are described in the Offer to Purchase and Consent Solicitation Statement, dated June 19, 2009, and the related Letter of Transmittal and Consent.

The press release announcing these tender offers and consent solicitations is furnished as Exhibit 99.1.

 Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

June 22, 2009	By: /s/	Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated June 19, 2009.

Exhibit 99.1

FirstFed Financial Corp. Commences Tender Offers and
Consent Solicitations for Senior Debt Securities

LOS ANGELES, California - June 19, 2009 - FirstFed Financial Corp. (the "Company") announced today that it has commenced cash tender offers and consent solicitations for its outstanding senior debt securities, which are listed in the table below (the "Securities").  The terms and conditions of the tender offers and consent solicitations are described in the Offer to Purchase and Consent Solicitation Statement, dated June 19, 2009 (the "Offer to Purchase"), and the related Letter of Transmittal and Consent, which is being mailed to holders of the Securities.

CUSIP Nos.	Principal Amount Outstanding	Title of Security	Tender Offer Price (1)	Consent Payment (1)	Purchase Price Including Consent Payment (1)
3379079Z4	$50,000,000	Fixed/Floating Rate Senior Debt Debentures due June 15, 2015	$180.00	$20.00	$200.00

337907AB5	$50,000,000	Fixed/Floating Rate Senior Debt Debentures due March 15, 2016	$180.00	$20.00	$200.00

337907AC3	$50,000,000	Fixed/Floating Rate Senior Debt Debentures due June 15, 2017	$180.00	$20.00	$200.00

(1) Per $1,000 principal amount of Securities.

The tender offer and consent solicitation for each series of Securities will expire at 5:00 p.m., New York City time, on August 10, 2009, unless extended or earlier terminated by the Company (the "Expiration Date"). In order to be eligible to receive the purchase price, which includes the consent payment, as set forth in the table above, holders must validly tender, and not validly withdraw, their Securities prior to 5:00 p.m., New York City time, on July 27, 2009, unless extended or earlier terminated by the Company (the "Consent Payment Deadline"). Holders tendering their Securities after the applicable Consent Payment Deadline but prior to the applicable Expiration Date will be eligible to receive an amount equal to the purchase price less the consent payment, as set forth in the table above. Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended, will be promptly after the applicable Expiration Date.

Holders tendering their Securities will be required to consent to the proposed amendments to the indentures governing the Securities, which would eliminate substantially all of the restrictive covenants in the indentures, including the covenant that currently prohibits the Company from merging or selling all or substantially all of its assets unless the successor entity or purchaser is substituted as the obligor.  Holders may not tender their Securities without also delivering consents and may not deliver consents without also tendering their Securities.

Holders may withdraw tendered Securities and revoke the related consent at any time prior to the earlier of (i) 5:00 p.m., New York City time, on July 27, 2009 and (ii) the time and date indicated in a notice to the relevant trustee and announced in a press release when the Company has received valid tenders and the related consents from holders of at least seventy-five percent (75%) in principal amount of the relevant series of Securities, or a majority in principal amount of the relevant series if this condition is waived.

Consummation of each tender offer and consent solicitation is conditioned upon satisfaction or waiver of the conditions set forth in the Offer to Purchase, including (i) the Company's receipt of net proceeds from an offering, sale or other transaction (a "Financing Transaction") sufficient to enable the Company to purchase the Securities that are validly tendered and not withdrawn (the "Financing Condition"), (ii) approval by the Office of Thrift Supervision of the Company's payment of the purchase price for the Securities that are validly tendered and not withdrawn and (iii) the Company's receipt of tenders and consents from holders of at least seventy-five percent (75%) in principal amount of each and every series of Securities subject to the tender offers and consent solicitations (the "Minimum Tender/Consent Condition"). The Company has reserved the right to waive any condition to any tender offer and consent solicitation.

The Company is exploring a variety of options for raising the funds necessary to satisfy the Financing Condition, including the sale by the Company or its wholly-owned subsidiary, First Federal Bank of California, FSB (the "Bank"), of additional equity and/or debt securities, the sale by the Company of its common stock of the Bank, and the sale by the Bank of its assets.  The Company is exploring financing options in good faith and will use its reasonable efforts to satisfy the Financing Condition prior to the expiration of the Tender Offers, but there can be no assurance that the Financing Condition will be satisfied.  The Company's ability to consummate a Financing Transaction, as well as the timing of any such transaction, is highly uncertain. If it does consummate a Financing Transaction, that transaction may not occur until after the Withdrawal Deadline. Based upon our preliminary discussions with prospective counterparties to a Financing Transaction and with our advisors, we believe that the closing of any Financing Transaction will be conditioned on the consummation of all of the tender offers and consent solicitations.

Goldman, Sachs & Co. is acting as dealer manager for the tender offers and as solicitation agent for the consent solicitations. For additional information regarding the terms of the tender offers and consent solicitations, please contact Goldman, Sachs & Co. at (800) 828-3182 (toll free).  Requests for documents may be directed to the Corporate Secretary of the Company at (310) 302-5600.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Securities. The tender offers and consent solicitations are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations.

About FirstFed Financial Corp.

FirstFed Financial Corp. is a savings and loan holding company.  The Company owns and operates First Federal Bank of California, a federally chartered savings association.  The Company's principal executive offices are located at 12555 W. Jefferson Boulevard, Los Angeles, California 90066, and its telephone number is (310) 302-5600.  Information about the Company, including corporate background and press releases, is available through the Company's website at www.firstfedca.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to, the ability and willingness of borrowers to pay their mortgage loans, which is affected by external factors such as interest rates, the California real estate market and the strength of the California market, in particular employment levels; fluctuations between consumer interest rates and the cost of funds; federal and state regulation of lending, deposit and other operations, including the regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; competition for financial products and services within the Bank's market areas; operational and infrastructural risks; capital market activities; critical accounting estimates; and such other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, Item 1A. Risk Factors of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

James P. Giraldin
President and Chief Operating Officer
FirstFed Financial Corp.
(310) 302-1713